News Release

Contacts:    Media:                        Investor Relations:
David Bruce                    Bob Brunn
(305) 500-4999                    (305) 500-4053

RYDER REPORTS THIRD QUARTER 2012 RESULTS

•	Q3 Comparable EPS From Continuing Operations Increase 17% to $1.28

•	Q3 EPS from Continuing Operations Improve 15% to $1.26

•	Q3 Total Revenue Unchanged; Operating Revenue Grows 2%

•	Full-Year 2012 Comparable EPS Forecast Range Raised to $3.93 to $3.98

MIAMI, October 23, 2012 – Ryder System, Inc. (NYSE: R), a leader in transportation and supply chain management solutions, today reported earnings per diluted share from continuing operations of $1.26 for the three-month period ended September 30, 2012, up 15% from $1.10 in the year-earlier period. Earnings from continuing operations were $64.3 million, up 13% from $56.9 million in the year-earlier period. Earnings per diluted share and earnings from continuing operations for the third quarter of 2012 included a charge from a tax law change of $0.02 or $0.9 million. Earnings per diluted share in the year-earlier period included a tax benefit of $0.01 or $0.6 million associated with acquisition-related transaction costs. Excluding these items, comparable earnings per diluted share from continuing operations for the third quarter of 2012 were $1.28, up 17% from $1.09 in the third quarter of 2011. Comparable earnings from continuing operations of $65.5 million for the third quarter of 2012 were up 16% from $56.4 million in the year-earlier period. The increase in comparable earnings reflects strong performance in the Fleet Management Solutions (FMS) business segment.
Total revenue for the third quarter of 2012 was $1.57 billion, unchanged from the same period last year. Operating revenue (revenue excluding FMS fuel and all subcontracted transportation) was $1.28 billion, up 2% compared with $1.26 billion in the year-earlier period reflecting organic full service lease growth. FMS business segment total revenue increased 1% due to higher operating revenue, partially offset by lower fuel costs passed through to customers. FMS operating revenue increased 3% due to higher full service lease revenue. In the Company’s Supply Chain Solutions (SCS) business segment, total revenue was unchanged as higher operating revenue offset lower subcontracted transportation. SCS operating revenue increased 2% largely reflecting higher fuel cost pass-throughs and both improved volumes and new business in the automotive industry.
Net earnings per diluted share (including discontinued operations) for the three-month period ended September 30, 2012 were $1.47 versus $1.10 in the year-earlier period. Net earnings for the third quarter of 2012 were $75.1 million versus $56.5 million in the year-earlier period. Net earnings per diluted share and net earnings for the third quarter of 2012 included a tax benefit of $0.22 or $11.3 million in discontinued operations from the expiration of a statute of limitations.
Ryder Chairman and Chief Executive Officer Greg Swienton commented, “Despite the effects of a general economic slowdown and the reported negative impacts within the transportation industry, we were able to deliver better than expected results. This was driven by improving contractual revenue growth, strong used vehicle sales results, and also supported by the prompt cost and rental fleet size adjustments we began earlier this year. Our largest product line, full service lease, saw organic fleet growth again in the third quarter, reflecting increased vehicle replacement activity and new business. Maintenance costs were lower for the second consecutive quarter, reflecting the benefits of operational improvement initiatives and a declining fleet age. We had continuing strong volume in used vehicle sales, with better than expected pricing. Although rental demand was slightly lower than expected, our fleet-sizing actions resulted in improved utilization comparisons and higher pricing. Our Supply Chain Solutions segment continues to demonstrate strong year-over-year volume and earnings in our automotive-related business. However, this performance was partially offset by the general slowdown in the high tech sector, and the impact of crop failures on the consumer packaged goods industry. Overall, given the uncertain environment, we continue to be very pleased with the receptivity of the marketplace to Ryder’s value proposition and range of solutions.”

Business Segment Operating Results

Fleet Management Solutions
In the FMS business segment, total revenue in the third quarter of 2012 was $1.12 billion, up 1% compared with the year-earlier period, due to higher operating revenue. Fuel services revenue decreased 3% due to fewer gallons sold, partially offset by higher prices passed through to customers. Operating revenue (revenue excluding fuel) increased 3% to $848.1 million. Full service lease revenue increased 5% due to higher prices on replacement vehicles and organic fleet growth. Commercial rental revenue decreased 1% reflecting lower market demand, although pricing was higher.
The FMS business segment’s pre-tax earnings were $94.3 million in the third quarter of 2012, up 21% compared with $78.0 million in the same period of 2011. Increased earnings reflect lower compensation-related expenses and organic growth in the lease fleet. The lease fleet also grew sequentially versus the second quarter. Earnings growth was partially offset by lower commercial rental performance, as a result of lower market demand on a 1% smaller average fleet. Rental power fleet utilization was 77% for the third quarter of 2012, a decline of 190 basis points from the year-earlier period. Year-over-year rental utilization comparisons improved significantly versus the first half of 2012, reflecting the benefit of fleet right-sizing actions. Business segment pre-tax earnings as a percentage of operating revenue were 11.1% in the third quarter of 2012, up 160 basis points compared with 9.5% in the same quarter a year ago.

Supply Chain Solutions
In the SCS business segment, third quarter 2012 total revenue was $563.2 million, unchanged from the comparable period in 2011, as higher operating revenue offset lower subcontracted transportation. Operating revenue (revenue excluding subcontracted transportation) was $485.1 million, up 2% compared with the same quarter a year ago. SCS operating revenue comparisons benefited from higher fuel costs passed through to customers, as well as increased volumes and new business in the automotive sector.
The SCS business segment’s pre-tax earnings in the third quarter of 2012 were $31.9 million, up 2% from $31.4 million in the same quarter of 2011. The increase was driven by lower compensation-related expenses, and higher volumes and new business in the automotive sector. These improvements were partially offset by higher medical benefit costs and lower performance in the consumer packaged goods and high tech sectors. Comparatively, SCS results in the year-earlier period benefited from favorable insurance developments, gains related to foreign exchange, and the sale of a facility. Business segment pre-tax earnings as a percentage of operating revenue were 6.6% in the third quarter of 2012, unchanged from the year-earlier period.

Corporate Financial Information

Central Support Services
Central Support Services (CSS) are overhead costs incurred to support all business segments and product lines. Most CSS costs are allocated to the various business segments. In the third quarter of 2012, CSS costs were $48.4 million, down from $54.3 million in the year-earlier period, reflecting primarily lower compensation-related expenses.

Non-Operating Pension Costs
Beginning in 2012, the non-operating components of pension costs have been excluded from segment earnings before tax in order to more accurately reflect the operating performance of the business segments. Non-operating pension costs totaled $7.9 million in the third quarter of 2012, up from $4.6 million in the year-earlier period. The increase reflects lower than expected pension asset returns in 2011, and lower assumed returns for 2012.

Income Taxes
The Company’s effective income tax rate from continuing operations for the third quarter of 2012 was 35.6% of pre-tax earnings compared with 35.0% in the year-earlier period. The current period income tax rate was adversely impacted by a tax law change in the U.K., which increased income taxes by $0.9 million (0.9% of pre-tax earnings) and reduced earnings per share by $0.02. The third quarter tax rate in the year-earlier period reflected a benefit of $0.6 million (0.6% of pre-tax earnings) from prior year acquisition-related transaction costs, which increased earnings per share by $0.01 in the third quarter of 2011.

Capital Expenditures
Year-to-date 2012 capital expenditures from continuing operations increased to $1.72 billion, compared with $1.25 billion in the same period of 2011. Net capital expenditures (including proceeds from the sale of assets) from continuing operations were $1.28 billion, up from $1.03 billion in the same period of 2011. The increase in capital expenditures reflects primarily planned investments to fulfill contractual full service lease sales to customers that are renewing and growing their fleets with Ryder.

Cash Flow
Operating cash flow from continuing operations through September 30, 2012 was $768 million, down from $782 million in the same period of 2011 due to higher pension contributions, partially offset by higher cash-based earnings. Total cash generated (including proceeds from used vehicle sales) from continuing operations through September 30, 2012, was $1.26 billion, compared with $1.05 billion in the same period of 2011. As anticipated, free cash flow from continuing operations through September 30, 2012, was negative $436 million, down from a negative $113 million for the same period of 2011, due primarily to increased investments in full service lease vehicles to fulfill signed contracts.

Leverage
Balance sheet debt as of September 30, 2012 increased by $506 million compared with year-end 2011, due primarily to increased vehicle investments. Balance sheet debt to equity as of September 30, 2012 was 263% compared with 257% at year-end 2011. Total obligations to equity as of September 30, 2012 were 274% compared with 261% at year-end 2011. Total obligations to equity remain within Ryder’s long-term target range of 250% to 300%.

2012 Outlook
Commenting on Ryder’s outlook, Mr. Swienton said, “Although we are in a period of economic softness and uncertainty, we expect that Ryder’s value proposition for services to new and existing customers will continue to resonate well with them, and should provide us with continuing profitable growth opportunities.”
“Therefore, we are raising our near-term forecast. We have established a fourth quarter earnings forecast range of $1.06 to $1.11 per share. This results in an increased full-year 2012 comparable earnings per share forecast of $3.93 to $3.98 from a previous range of $3.75 to $3.90.”

Supplemental Company Information

Year-to-Date Operating Results
Total revenue for the nine months ended September 30, 2012, was $4.67 billion, up 4% from $4.51 billion in the same period of 2011. Operating revenue (revenue excluding FMS fuel and all subcontracted transportation) for the first nine months of 2012 was $3.78 billion, up 6% from $3.58 billion in the first nine months of 2011. Ryder’s 2012 year-to-date earnings from continuing operations were $146.0 million, up 18% compared with $123.7 million in the year-earlier period. Earnings per diluted share from continuing operations were $2.84 for the first nine months of 2012, up 19% compared with $2.39 for the same period of 2011. Comparable 2012 year-to-date earnings from continuing operations of $147.3 million increased 13% from $130.5 million in the year-earlier period. Comparable earnings per diluted share from continuing operations for the first nine months of 2012 were $2.87, up 14% from $2.52 in the same period of 2011. Comparable 2012 year-to-date earnings and earnings per diluted share from continuing operations exclude acquisition-related transaction costs, certain tax benefits, charges related to tax law changes, and restructuring charges. Year-to-date net earnings, including discontinued operations, were $156.1 million, up 28% compared with $121.7 million in the year-earlier period. Earnings per diluted share were $3.04 for the first nine months of 2012 and increased 29% compared with $2.35 for the same period of 2011.

Business Description
Ryder System, Inc. is a FORTUNE 500® commercial transportation, logistics and supply chain management solutions company. Ryder’s stock (NYSE: R) is a component of the Dow Jones Transportation Average and the Standard & Poor’s 500 Index. The Company’s financial performance is reported in the following two, inter-related business segments:

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Fleet Management Solutions – The FMS business segment combines several capabilities into a comprehensive package that provides one-stop outsourcing of the acquisition, financing, maintenance, management, and disposal of vehicles. Ryder’s commercial rental service offers customers a method to expand their fleets in order to address short-term capacity needs.

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Supply Chain Solutions – The SCS business segment offers a broad range of innovative logistics management services that are designed to optimize a customer’s supply chain and address key customer business requirements. The segment now includes all activity related to the Company’s dedicated solution (dedicated contract carriage). These solutions involve strategically designed processes that direct the movement of materials and related information from the acquisition of raw materials to the delivery of finished products to the end user.

Notations
Earnings Before Tax (EBT): Ryder’s primary measurement of business segment financial performance, earnings before tax (EBT), allocates Central Support Services to each business segment and excludes restructuring and other items, as well as non-service pension costs.

Capital Expenditures: In Ryder’s business, capital expenditures are generally used to purchase revenue earning equipment (trucks, tractors, and trailers) primarily to support the full service lease product line and secondarily to support the commercial rental product line within Ryder’s FMS business segment. The level of capital required to support the full service lease product line varies directly with customer contract signings for replacement vehicles and growth. These contracts are long-term agreements that result in ongoing revenues and cash flows to Ryder, typically over a three- to ten-year term. The commercial rental product line utilizes capital for the purchase of vehicles to replenish and expand the Company’s fleet available for shorter-term use by contractual or occasional customers.

For more information on Ryder System, Inc., visit www.ryder.com.

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Note Regarding Forward-Looking Statements: Certain statements and information included in this presentation are "forward-looking statements" under the Federal Private Securities Litigation Reform Act of 1995, including our expectations for future earnings, cash flows and about the economic trends that may affect our future operations. Accordingly, these forward-looking statements should be evaluated with consideration given to the many risks and uncertainties inherent in our business that could cause actual results and events to differ materially from those in the forward-looking statements. Important factors that could cause such differences include, among others, increases or decreases in market demand in the commercial rental market, fluctuations in market demand on the sale of used vehicles impacting our pricing and our anticipated proportion of retail versus wholesale sales, lower than expected maintenance costs associated with a younger fleet and the execution of our maintenance initiatives, savings resulting from our company-wide cost savings initiatives that are higher or lower than anticipated , a slowdown of the economic recovery and decreases in freight demand, our ability to obtain adequate profit margins for our services, our inability to maintain current pricing levels due to soft economic conditions, uncertainty or decline in economic and market conditions affecting contractual lease demand, competition from other service providers, customer retention levels, unexpected volume declines, loss of key customers in the Supply Chain Solutions (SCS) business segment, unexpected reserves or write-offs due to the deterioration of the credit worthiness or bankruptcy of customers, changes in customers’ business environments that will limit their ability to commit to long-term vehicle leases, a decrease in credit ratings, increased debt costs resulting from volatile financial markets, adequacy of accounting estimates, reserves and accruals particularly with respect to pension, taxes, insurance and revenue, sudden or unusual changes in fuel prices, our ability to manage our cost structure, and the risks described in our filings with the Securities and Exchange Commission. The risks included here are not exhaustive. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Note Regarding Non-GAAP Financial Measures: This news release includes certain non-GAAP financial measures as defined under SEC rules, including comparable earnings from continuing operations, 2012 comparable EPS forecasts, operating revenue, total cash generated, free cash flow, total obligations, and the ratios based on these financial measures, as well as the other financial measures identified in the tables following this release. Additional information as required by Regulation G regarding non-GAAP financial measures can be found in our investor presentation for the quarter, our most recent Form 10-K, Form 10-Q and our Form 8-K filed as of the date of this news release with the SEC, which are available in the Investors area of our website at http://investors.ryder.com.

Conference Call and Webcast Information:
Ryder’s earnings conference call and webcast is scheduled for Tuesday, October 23, 2012, from 11:00 a.m. to 12:00 noon Eastern Time. Speakers will be Chairman and Chief Executive Officer Greg Swienton, President and Chief Operating Officer Robert Sanchez, and Executive Vice President and Chief Financial Officer Art Garcia.

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To join the conference call live: Begin 10 minutes prior to the conference by dialing the audio phone number 1-888-398-5319 (outside U.S. dial 1-773-681-5795) using the Passcode: RYDER and Conference Leader: Bob Brunn. Then, access the presentation via the Net Conference website at www.mymeetings.com/nc/join/ using the Conference Number: RG1735856 and Passcode: RYDER.

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To access audio replays of the conference and view a presentation of Ryder’s earnings results: Dial 1-800-925-4513 (outside U.S. dial 1-203-369-3527), then view the presentation by visiting the Investors area of Ryder’s website at http://investors.ryder.com. A podcast of the call will also be available online within 24 hours after the end of the call at http://investors.ryder.com.

RYDER SYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS - UNAUDITED
Periods ended September 30, 2012 and 2011
(In millions, except per share amounts)

	Three Months		Nine Months
	2012	2011	2012	2011

Lease and rental revenues	$693.9	675.3	$2,007.4	1,889.4
Services revenue	667.4	669.9	2,021.3	1,943.1
Fuel services revenue	212.0	225.5	644.8	676.9
Total revenues	1,573.3	1,570.7	4,673.4	4,509.4

Cost of lease and rental	481.2	461.8	1,414.5	1,299.5
Cost of services	557.5	554.9	1,697.8	1,626.3
Cost of fuel services	207.7	223.3	632.6	665.8
Other operating expenses	33.0	30.3	100.9	95.1
Selling, general and administrative expenses	183.7	200.1	568.0	568.4
Gains on vehicle sales, net	(23.1)	(18.3)	(67.7)	(46.3)
Interest expense	34.9	32.7	105.3	100.1
Miscellaneous income, net	(1.4)	(1.7)	(7.2)	(6.5)
Restructuring and other charges, net	0.1	—	8.1	0.8
	1,473.5	1,483.1	4,452.2	4,303.2

Earnings from continuing operations before income taxes	99.8	87.7	221.3	206.3
Provision for income taxes	35.5	30.7	75.3	82.6
Earnings from continuing operations	64.3	56.9	146.0	123.7
Earnings (loss) from discontinued operations, net of tax	10.8	(0.4)	10.2	(2.0)
Net earnings	$75.1	56.5	$156.1	121.7

Earnings (loss) per common share - Diluted
Continuing operations	$1.26	1.10	$2.84	2.39
Discontinued operations	0.21	—	0.20	(0.04)
Net earnings	$1.47	1.10	$3.04	2.35

Earnings per share information - Diluted
Earnings from continuing operations	$64.3	56.9	$146.0	123.7
Less: Distributed and undistributed earnings allocated to nonvested stock	(0.8)	(0.9)	(1.9)	(2.0)
Earnings from continuing operations available to common stockholders	$63.5	56.0	$144.1	121.7

Weighted-average shares outstanding - Diluted	50.6	50.8	50.7	50.9

Memo:
Depreciation expense	$238.4	224.5	$698.5	645.3
Subcontracted transportation	$78.1	88.7	$249.9	255.0

Comparable earnings per share from continuing operations: *
EPS from continuing operations	$1.26	1.10	$2.84	2.39
Tax charges (benefits)	0.02	(0.01)	(0.08)	0.09
Restructuring and other charges	—	—	0.11	0.01
Acquisition transaction costs	—	—	—	0.03
Comparable EPS from continuing operations	$1.28	1.09	$2.87	2.52
* Non-GAAP financial measure. Comparable EPS for the fourth quarter and full year 2012 will be calculated in the same manner.
Note: Amounts may not be additive due to rounding.

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RYDER SYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS - UNAUDITED
(Dollars in millions)

	September 30, 2012	December 31, 2011

Assets:
Cash and cash equivalents	$95.7	104.6
Other current assets	983.3	983.6
Revenue earning equipment, net	5,669.4	5,049.7
Operating property and equipment, net	621.0	624.2
Other assets	890.2	855.8
	$8,259.6	7,617.8

Liabilities and shareholders' equity:
Short-term debt and current portion of long-term debt	$443.6	274.4
Other current liabilities	890.2	899.5
Long-term debt	3,444.5	3,107.8
Other non-current liabilities (including deferred income taxes)	2,003.4	2,018.1
Shareholders' equity	1,477.9	1,318.2
	$8,259.6	7,617.8

SELECTED KEY RATIOS AND METRICS

	September 30, 2012	December 31, 2011

Debt to equity	263%	257%
Total obligations to equity *	274%	261%
Effective interest rate (average cost of debt)	3.7%	4.3%

	Nine months ended September 30,
	2012	2011

Cash provided by operating activities from continuing operations	$767.5	782.3
Free cash flow *	(436.1)	(112.8)
Capital expenditures paid	1,694.8	1,165.1

Capital expenditures (accrual basis)	$1,716.8	1,249.1
Less: Proceeds from sales (primarily revenue earning equipment)	(309.9)	(223.9)
Less: Sale and leaseback of revenue earning equipment	(130.2)	—
Net capital expenditures	$1,276.7	1,025.1

	Twelve months ended September 30,
	2012	2011

Return on average shareholders' equity	14.7%	11.1%
Return on average assets	2.6%	2.3%
Adjusted return on capital *	5.6%	5.5%
Weighted average cost of capital	4.9%	5.7%

* Non-GAAP financial measure; see reconciliation to closest GAAP financial measure included within this release.

Note: Amounts may not round due to rounding.

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RYDER SYSTEM, INC. AND SUBSIDIARIES

BUSINESS SEGMENT REVENUE AND EARNINGS - UNAUDITED
Periods ended September 30, 2012 and 2011
(Dollars in millions)

	Three Months			Nine Months
	2012	2011	B(W)	2012	2011	B(W)

Revenue:
Fleet Management Solutions:
Full service lease	$533.4	509.9	5%	$1,565.5	1,487.9	5%
Contract maintenance	47.1	46.8	1%	140.6	136.2	3%
Contractual revenue	580.5	556.6	4%	1,706.1	1,624.1	5%
Contract-related maintenance	44.4	44.0	1%	137.4	123.8	11%
Commercial rental	205.4	206.5	(1)%	575.4	522.2	10%
Other	17.8	17.5	2%	52.9	52.4	1%
Fuel	267.3	274.4	(3)%	816.0	821.1	(1)%
Total Fleet Management Solutions	1,115.4	1,099.0	1%	3,287.6	3,143.7	5%
Supply Chain Solutions	563.2	565.0	—%	1,705.3	1,640.7	4%
Eliminations	(105.2)	(93.3)	(13)%	(319.5)	(275.0)	(16)%
Total revenue	$1,573.3	1,570.7	—%	$4,673.4	4,509.4	4%

Operating Revenue: *
Fleet Management Solutions	$848.1	824.7	3%	$2,471.7	2,322.5	6%
Supply Chain Solutions	485.1	476.3	2%	1,455.4	1,385.7	5%
Eliminations	(49.9)	(44.4)	(12)%	(148.3)	(130.7)	(13)%
Total operating revenue	$1,283.2	1,256.5	2%	$3,778.8	3,577.6	6%

Business segment earnings:
Earnings from continuing operations
before income taxes:
Fleet Management Solutions	$94.3	78.0	21%	$221.6	191.9	15%
Supply Chain Solutions	31.9	31.4	2%	84.2	79.4	6%
Eliminations	(6.9)	(5.7)	(22)%	(20.6)	(17.1)	(21)%
	119.3	103.8	15%	285.1	254.2	12%
Unallocated Central Support Services	(11.1)	(11.5)	3%	(31.8)	(31.4)	(1)%
Non-operating pension costs	(7.9)	(4.6)	(69)%	(23.6)	(14.0)	(69)%
Restructuring and other charges, net and other items	(0.4)	—	NM	(8.4)	(2.5)	NM
Earnings from continuing operations
before income taxes	99.8	87.7	14%	221.3	206.3	7%
Provision for income taxes	35.5	30.7	(16)%	75.3	82.6	9%
Earnings from continuing operations	$64.3	56.9	13%	$146.0	123.7	18%

* Non-GAAP financial measure; see reconciliation to closest GAAP financial measure included within this release.

Note: Amounts may not be additive due to rounding.

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RYDER SYSTEM, INC. AND SUBSIDIARIES

BUSINESS SEGMENT INFORMATION - UNAUDITED
Periods ended September 30, 2012 and 2011
(Dollars in millions)

	Three Months			Nine Months
	2012	2011	B(W)	2012	2011	B(W)

Fleet Management Solutions

Total revenue	$1,115.4	1,099.0	1%	$3,287.6	3,143.7	5%
Fuel revenue	(267.3)	(274.4)	(3)%	(816.0)	(821.1)	(1)%
Operating revenue *	$848.1	824.7	3%	$2,471.7	2,322.5	6%

Segment earnings before income taxes	$94.3	78.0	21%	$221.6	191.9	15%

Earnings before income taxes as % of total revenue	8.5%	7.1%		6.7%	6.1%

Earnings before income taxes as % of operating revenue *	11.1%	9.5%		9.0%	8.3%

Supply Chain Solutions

Total revenue	$563.2	565.0	—%	$1,705.3	1,640.7	4%
Subcontracted transportation	(78.1)	(88.7)	(12)%	(249.9)	(255.0)	(2)%
Operating revenue *	$485.1	476.3	2%	$1,455.4	1,385.7	5%

Segment earnings before income taxes	$31.9	31.4	2%	$84.2	79.4	6%

Earnings before income taxes as % of total revenue	5.7%	5.6%		4.9%	4.8%

Earnings before income taxes as % of operating revenue *	6.6%	6.6%		5.8%	5.7%

Memo:
Dedicated services operating revenue *	$282.1	261.2	8%	$848.0	760.2	12%
Dedicated services subcontracted transportation	34.8	42.7	(19)%	124.3	117.6	6%
Dedicated services total revenue	316.9	303.9	4%	972.3	877.8	11%

Fuel costs	$62.4	54.9	14%	$193.0	163.8	18%

* Non-GAAP financial measure.

Note: Amounts may not be additive due to rounding.

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RYDER SYSTEM, INC. AND SUBSIDIARIES

BUSINESS SEGMENT INFORMATION - UNAUDITED
KEY PERFORMANCE INDICATORS

					Change 2012/2011
	Three months ended September 30,		Nine months ended September 30,		Three Months	Nine Months
	2012	2011	2012	2011

Full service lease
Average fleet count	122,100	119,700	121,800	114,800	2%	6%
End of period fleet count	122,700	119,600	122,700	119,600	3%	3%
Miles/unit per day change - % (a)	1.9%	(1.0)%	1.1%	0.8%	290 bps	30 bps

Commercial rental
Average fleet count	40,000	40,400	40,600	35,600	(1)%	14%
End of period fleet count	39,200	40,100	39,200	40,100	(2)%	(2)%
Rental utilization - power units	77.4%	79.3%	73.8%	77.1%	(190) bps	(330) bps
Rental rate change - % (b)	3.3%	11.4%	3.2%	12.5%	(810) bps	(930) bps

Customer vehicles under
contract maintenance
Average fleet count	36,700	34,900	36,100	33,800	5%	7%
End of period fleet count	37,000	35,300	37,000	35,300	5%	5%

SCS
Average fleet count (c)	11,500	11,200	11,500	11,100	3%	4%

Used vehicle sales (UVS)
Average UVS inventory	9,300	4,900	8,600	5,000	90%	72%
End of period fleet count	9,100	5,100	9,100	5,100	78%	78%
Used vehicles sold	6,200	4,600	17,700	13,300	35%	33%
UVS pricing change - % (d)
Tractors	(2)%	39%	4%	39%	(4,100) bps	(3,500) bps
Trucks	(4)%	19%	2%	31%	(2,300) bps	(2,900) bps

Notes:

(a)
Represents the percentage change compared to prior year period in miles driven per vehicle per workday on US lease power units (restated to exclude vehicles not yet earning revenue and vehicles no longer earning revenue).

(b)	Represents percentage change compared to prior year period in average global rental rate per day on power units using constant currency.
(c)	These vehicle counts are also included within the average fleet counts for full service lease and commercial rental.
(d)	Represents percentage change compared to prior year period in average sales proceeds on used vehicle sales using constant currency.

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RYDER SYSTEM, INC. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED
(Dollars in millions)

OPERATING REVENUE RECONCILIATION	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011

Total revenue	$1,573.3	1,570.7	$4,673.4	4,509.4
Fuel services and subcontracted transportation revenue	(345.4)	(363.1)	(1,065.9)	(1,076.1)
Fuel eliminations	55.3	48.9	171.2	144.3
Operating revenue *	$1,283.2	1,256.5	$3,778.8	3,577.6

DEBT TO EQUITY RECONCILIATION	September 30, 2012	% to Equity	December 31, 2011	% to Equity

On-balance sheet debt	$3,888.1	263%	$3,382.1	257%
Off-balance sheet debt - PV of minimum lease payments and guaranteed residual values under operating leases for vehicles (a)	155.5		64.0
Total obligations *	$4,043.6	274%	$3,446.1	261%

CASH FLOW RECONCILIATION	Twelve months ended September 30,
	2012	2011

Net cash provided by operating activities from continuing operations	$767.5	782.3
Proceeds from sales (primarily revenue earning equipment)	309.9	223.9
Sale and leaseback of revenue earning equipment	130.2	—
Collections on direct finance leases	51.1	46.1
Total cash generated *	1,258.7	1,052.4
Capital expenditures	(1,694.8)	(1,165.1)
Free cash flow *	$(436.1)	(112.8)

RETURN ON CAPITAL RECONCILIATION	Twelve months ended September 30,
	2012	2011

Net earnings (12-month rolling period)	$204.2	158.8
+ Restructuring and other items	11.7	8.8
+ Income taxes	90.1	89.7
Adjusted earnings before income taxes	306.0	257.2
+ Adjusted interest expense (b)	140.8	135.9
- Adjusted income taxes	(161.9)	(148.1)
= Adjusted net earnings for ROC (numerator)	$284.9	245.0

Average total debt	$3,566.1	2,915.5
Average off-balance sheet debt	104.2	86.3
Average shareholders' equity	1,384.6	1,433.4
Adjustment to equity (c)	0.9	1.5
Adjusted average total capital (denominator)	$5,055.8	4,436.8

Adjusted ROC *	5.6%	5.5%

Notes:
(a) Discounted at the incremental borrowing rate at lease inception.
(b) Interest expense includes implied interest on off-balance sheet vehicle obligations.
(c) Represents comparable earnings items for those periods.

* Non-GAAP financial measure.

Note: Amounts may not be additive due to rounding.

6

RYDER SYSTEM, INC. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED
(In millions, except per share amounts)

	Three Months			Nine Months
	2012			2012
	Reported		Comparable	Reported		Comparable
	Earnings	Adjustment	Earnings *	Earnings	Adjustment	Earnings *

Revenue	$1,573.3		$1,573.3	$4,673.4		$4,673.4

Cost of lease and rental	481.2		481.2	1,414.5		1,414.5
Cost of services	557.5		557.5	1,697.8		1,697.8
Cost of fuel services	207.7		207.7	632.6		632.6
Other operating expenses	33.0		33.0	100.9		100.9
Selling, general and administrative expenses (a)	183.7	(0.4)	183.3	568.0	(0.4)	567.6
Gains on vehicle sales, net	(23.1)		(23.1)	(67.7)		(67.7)
Interest expense	34.9		34.9	105.3		105.3
Miscellaneous income, net	(1.4)		(1.4)	(7.2)		(7.2)
Restructuring and other charges, net (b)	0.1	(0.1)	—	8.1	(8.1)	—
	1,473.5	(0.5)	1,473.0	4,452.2	(8.5)	4,443.7
Earnings from continuing operations before income taxes	99.8	0.5	100.3	221.3	8.5	229.7
Provision for income taxes (c)	(35.5)	0.9	(34.7)	(75.3)	(7.1)	(82.4)
Earnings from continuing operations	64.3	1.4	65.5	146.0	1.4	147.3

Tax rate on continuing operations	35.6%		34.7%	34.0%		35.9%

Earnings per common share - Diluted:
Continuing operations	$1.26	0.02	$1.28	$2.84	0.03	$2.87

	Three Months			Nine Months
	2011			2011
	Reported		Comparable	Reported		Comparable
	Earnings	Adjustment	Earnings *	Earnings	Adjustment	Earnings *

Revenue	$1,570.7		$1,570.7	$4,509.4		$4,509.4

Cost of lease and rental	461.8		461.8	1,299.5		1,299.5
Cost of services	554.9		554.9	1,626.3		1,626.3
Cost of fuel services	223.3		223.3	665.8		665.8
Other operating expenses	30.3		30.3	95.1		95.1
Selling, general and administrative expenses (a)	200.1		200.1	568.4	(1.7)	566.7
Gains on vehicle sales, net	(18.3)		(18.3)	(46.3)		(46.3)
Interest expense	32.7		32.7	100.1		100.1
Miscellaneous income, net	(1.7)		(1.7)	(6.5)		(6.5)
Restructuring and other charges, net (d)	—		—	0.8	(0.8)	—
	1,483.1	—	1,483.1	4,303.2	(2.5)	4,300.7
Earnings from continuing operations before income taxes	87.7	—	87.7	206.3	2.5	208.8
Provision for income taxes (e)	(30.7)	(0.6)	(31.3)	(82.6)	4.4	(78.2)
Earnings from continuing operations	56.9	(0.6)	56.4	123.7	6.9	130.5

Tax rate on continuing operations	35.0%		35.7%	40.0%		37.5%

Earnings per common share - Diluted:
Continuing operations	$1.10	(0.01)	$1.09	$2.39	0.13	$2.52

Notes regarding adjustments:

(a)	Transaction costs associated with the acquisition of Euroway (2012) and Hill Hire (2011).
(b)	Restructuring charges for severance and other termination costs due to workforce reductions and a charge associated with non-essential leased facilities assumed in the Hill Hire acquisition.
(c)	Tax impact of restructuring charges, acquisition transactions costs, tax law change in the U.K. and tax benefit related to favorable resolution of a tax item from prior periods.
(d)	Restructuring and other charges for acquisition-related severance and equipment contract termination costs.
(e)	Tax law change in Michigan and tax impact of other comparable items.

* Non-GAAP financial measure.

Note: Amounts may not be additive due to rounding.

7